 Exhibit 99.1

INCOME FUND
TEN, LLC

PORTFOLIO OVERVIEW

THIRD QUARTER

2007

ICON Income Fund Ten, LLC

- Third Quarter 2007 Portfolio Overview -

Dear Member of ICON Income Fund Ten, LLC:

ICON Income Fund Ten, LLC (“Fund Ten”) raised $150,000,000 commencing with its initial offering on June 2, 2003 through the closing of the offering on April 5, 2005.  As of September 30, 2007, Fund Ten had 148,451 limited liability company shares outstanding.

During the reporting period, Fund Ten continued to operate in its Operating Period, during which time Fund Ten has been seeking to acquire equipment subject to lease.  Fund Ten’s manager, ICON Capital Corp. (the “Manager”), expects to invest most of the net proceeds of the offering in equipment subject to lease or structured financings secured primarily by equipment.  The Manager anticipates that most of Fund Ten’s investments will be in the form of equipment leases.  The leased equipment in Fund Ten’s portfolio is comprised of two types of leases: growth leases, where the rental cash flows have been assigned or pledged to a lender, and income leases, where Fund Ten retains the rental cash flows.  While income leases produce monthly cash flows, growth leases permit Fund Ten to retain an interest in the future value of the equipment on a leveraged equity basis.  The Manager expects that the future value of the equipment in growth leases will be greater than Fund Ten’s initial cash investment.

Cash generated from these investments has facilitated Fund Ten’s distributions to members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Fund Ten’s Operating Period is anticipated to continue until April 2010 – a period of five years from the closing of the offering – unless extended at the Manager’s sole discretion. Following its Operating Period, Fund Ten will enter its Liquidation Period, during which time equipment will be sold in the ordinary course of business.

News Covering the Reporting Period

Global Crossing Telecommunications, Inc. (“Global Crossing”), a leading global Internet protocol solutions provider, announced that it entered into a network agreement with Highwinds Network Group, Inc.  Highwinds' RollingThunder™ network consists of strategically placed data centers, which house server and storage technology used to manage content in eight North American and European cities. Through the new partnership with Global Crossing, the RollingThunder™ network also connects to Global Crossing's extensive IP-based network, which is connected by more than 100,000 route miles of fiber-optic cabling linking more than 320 cities in 31 countries.  (Source:  Global Crossing press release dated August 28, 2007, more current information may be available)

Investments and Commitments during the Third Quarter of 2007

• On July 24, 2007, Fund Ten, through a joint venture with an affiliate,  purchased one Aframax 98,507 DWT (deadweight tons) product tanker - the Mayon Spirit - from an affiliate of Teekay Corporation (“Teekay”). Fund Ten and the affiliate have interests in the joint venture of 49% and 51%, respectively.  The purchase price of the Mayon Spirit was approximately $40,250,000, comprised of approximately $15,312,000 in cash, paid in the form of a capital contribution to the joint venture, and a non-recourse mortgage in the amount of approximately $24,938,000.  Simultaneous with the purchase of the Mayon Spirit the vessel was bareboat chartered back to Teekay.  The 48-month bareboat charter with Teekay is scheduled to expire in July 2011.  Fund Ten acquired its interest in the Mayon Spirit for approximately $7,548,000 in cash, including costs and expenses incurred in connection with the acquisition.

• On August 13, 2007, Fund Ten committed to invest up to $5,000,000 in a $93,500,000 equipment financing facility with a consortium of other lenders and Solyndra, Inc. (“Solyndra”).  Solyndra is a privately held manufacturer of solar panels and the financing proceeds will be used to build Solyndra’s new production facility.  As of September 30, 2007, Fund Ten invested approximately $3,326,000.  In October 2007, Fund Ten invested approximately $671,000 and is committed to loan additional amounts up to $1,003,000.

The financing facility matures on June 30, 2013 and is secured by the equipment as well as all other assets of Solyndra. The equipment is comprised of two fully automated manufacturing lines that combine glass tubes and thin film semiconductors to produce solar panels.  Included as part of the consideration in the acquisition are warrants to purchase 40,290 shares of Solyndra common stock at a price of $4.96 per share. The warrants expire on April 6, 2014.

• On September 28, 2007, Fund Ten acquired substantially all of the machining and metal working equipment of MW Texas Die Casting, Inc. (“Texas Die”), a wholly-owned subsidiary of MW Universal, Inc.  Fund Ten acquired the equipment for approximately $2,000,000.  The equipment is subject to a 60-month lease with Texas Die that was due to commence on October 1, 2007 but the commencement date was subsequently extended to January 1, 2008.  Texas Die will pay interim rent until the base term of the lease commences on January 1, 2008.

Portfolio Overview

Fund Ten’s equipment portfolio consists of investments it has made directly as well as those that it has made with its affiliates.  In addition to the investments described above, as of September 30, 2007, Fund Ten’s equipment portfolio consisted primarily of the following investments:

Income Leases

• A 72.3% interest and a 30.6% interest in two joint ventures that purchased state-of-the-art telecommunications equipment subject to 48-month leases with Global Crossing.  Fund Ten acquired its interests for approximately $10,044,000 and approximately $7,695,000, respectively.  The leases are scheduled to expire on October 31, 2010 and March 31, 2010, respectively.

• Hospital bedside entertainment and communication terminals subject to lease with Premier Telecom Contracts Limited (“Premier Telecom”). The terminals are installed in several National Health Service hospitals throughout the United Kingdom.  Premier Telecom is one of four companies in the United Kingdom to receive the right to install and operate the equipment in hospitals, and it has the exclusive right to install and operate the equipment in thirteen hospitals. Fund Ten, through a wholly-owned entity, purchased the equipment for approximately $13,945,000.  The lease is scheduled to expire on December 31, 2012.

• 101 Noritsu digital mini photo development labs leased to Rite Aid Corporation.  The equipment is subject to leases that were scheduled to expire at various dates from November 2007 through September 2008.  The purchase price for the equipment was approximately $9,100,000.  The equipment subject to leases that expired is being leased on a month-to-month extension.

• A 74% interest in ICON GeicJV, a joint venture with an affiliate that purchased information technology equipment, such as Sun servers, HP servers, Dell desktop computers and Panasonic laptop computers, subject to a 36-month lease with Government Employees Insurance Company (“GEICO”), a wholly-owned subsidiary of Berkshire Hathaway Inc.  Fund Ten contributed approximately $4,331,000 for the equipment that was purchased by the joint venture.  The lease expired on March 31, 2007 and GEICO returned a portion of the equipment.  GEICO continues to lease the remaining equipment on a month-to-month extension.

• Mitel Networks office telephone systems and phones subject to lease with CompUSA, Inc.  The office telephone systems are subject to a lease that is scheduled to expire in December 2009 and the phones are subject to a lease that is scheduled to expire in December 2008.  Fund Ten purchased the equipment for approximately $4,029,000.

• Steering column production and assembly equipment subject to lease with Anchor Tool & Die Co.  Fund Ten purchased the equipment for approximately $2,817,000. The lease is scheduled to expire on September 30, 2009.

• Four double box girder cranes leased to WPS, Inc.  Fund Ten acquired the cranes for approximately $894,000. The lease is scheduled to expire on March 31, 2009.

• Refrigeration equipment subject to lease with P.W. Supermarkets, Inc. (“PW Supermarkets”).  Fund Ten purchased this equipment for approximately $723,000.  In accordance with the terms of the lease, the lease was extended from July 2007 to July 2008

• Material handling equipment leased to Saturn Corporation.  Fund Ten acquired the equipment for approximately $594,000.  The lease is scheduled to expire on September 30, 2011.

Growth Leases

• Three 3,300 TEU (twenty-foot equivalent unit) container vessels, the M/V ZIM Korea, the M/V ZIM Italia and the M/V ZIM Canada, that are subject to bareboat charters with ZIM Integrated Shipping Services, Ltd.   Two of the three vessels, the ZIM Korea and the ZIM Italia, were built in 1991, while the ZIM Canada was built in 1990. The bareboat charters for the ZIM Canada and the ZIM Korea are scheduled to expire in June 2009 and the bareboat charter for the ZIM Italia is scheduled to expire in December 2009. The purchase price for the three vessels was approximately $107,220,000, comprised of approximately $28,770,000 in cash and three non-recourse mortgages in the amount of approximately $78,450,000.

Unguaranteed Residual Interests

• Fund Ten entered into an agreement with Summit Asset Management Limited to acquire a 75% interest in the unguaranteed residual values of a portfolio of equipment on lease with various United Kingdom lessees for approximately $2,600,000.  The majority of the portfolio is comprised of information technology equipment, including laptops, desktops and printers. All of the leases expire at various dates through August 2009.  For the three and nine months ended September 30, 2007, Fund Ten realized proceeds from the sale of equipment of approximately $302,000 and $684,000, respectively.

• Fund Ten entered into an agreement with Key Finance Group, Ltd. to acquire a 100% interest in the unguaranteed residual values of technology equipment on lease with various United Kingdom lessees for approximately $782,000.  All of the leases expire at various dates through March 2015. For the three and nine months ended September 30, 2007, Fund Ten realized proceeds from the sale of equipment of approximately $46,000 and $114,000, respectively.

Equipment Held for Sale

The Manager is actively remarketing the computer equipment that was returned by GEICO.

10% Status Report

As of September 30, 2007, the ZIM Canada, ZIM Korea, ZIM Italia and Mayon Spirit were the only four assets that individually constituted at least 10% of the aggregate purchase price of Fund Ten’s equipment portfolio.  All four vessels are scheduled to remain on bareboat charter during the next year.

As of September 30, 2007, each bareboat charter had 21, 21, 27 and 46 monthly payments remaining, respectively.  At the time Fund Ten acquired its interests in the vessels, the vessels were previously commissioned, and to the best of the Manager’s knowledge, each vessel remains seaworthy, is maintained in good commercial marine standards and in accordance with applicable laws and the regulations of the governing shipping registry as required under each bareboat charter.

Distribution Analysis

During the reporting period, Fund Ten continued to make monthly distributions at a rate of 8.6% per annum.  Cash available for distributions was generated substantially through cash from operations.  From the inception of the offering period, Fund Ten has made 51 monthly distributions to its members.  During the nine months ended September 30, 2007, Fund Ten paid its members approximately $9,587,000 in cash distributions.  As of September 30, 2007, a $10,000 investment made at the initial closing would have received $3,587 in cumulative distributions representing a return of approximately 35% of such initial investment.

Fund Summary
Offering Period                                                                                                                6/2/2003- 4/5/2005
Size of Offering                                                                                                                $150,000,000
 Original No. of Members                                                                                               4,393

Outlook and Overview

Excluding the equipment that is leased pursuant to month-to-month extensions, the PW Supermarkets’ lease scheduled to expire in July 2008 is the next lease scheduled to expire.

As of September 30, 2007, Fund Ten had $6,182,218 in cash and cash equivalents on hand.  The Manager anticipates that Fund Ten will make more acquisitions in the near future.  Substantially all of Fund Ten’s cash flows are derived from sales proceeds and rental payments.  On a monthly basis, Fund Ten deducts from such cash flows its recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs.  The remaining cash flows are then available for monthly distribution to members.

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Balance Sheets

Assets

	September 30,
	2007	December 31,
	(unaudited)	2006
Current assets
Cash and cash equivalents	$6,182,218	$5,685,688
Current portion of net investment in finance leases	1,450,072	1,348,277
Accounts receivable	67,206	58,176
Other receivable	10,620	2,734,166
Prepaid services fees,net	75,084	1,024,155
Due from Manager and affiliates	309,403	15,472
Restricted Cash	1,464,000	1,464,000
Interest rate swap contracts	317,392	754,521
Other current assets	-	99,999

Total current assets	9,875,995	13,184,454

Non-current assets
Net investments in finance leases, less current portion	12,621,110	13,070,004
Leased equipment at cost, (less accumulated depreciation of
$56,310,152 and $45,418,818)	85,050,616	99,795,532
Equipment held for sale or lease, net	397,714	17,500
Note receivable on financing facility, net	3,154,874	-
Investments in joint ventures	13,442,211	17,024,799
Investments in unguaranteed residual values	1,427,517	2,409,009
Other non-current assets, net	204,386	20,031

Total non-current assets	116,298,428	132,336,875

Total Assets	$126,174,423	$145,521,329

Liabilities and Members' Equity

Current liabilities
Current portion of non-recourse long-term debt	$16,146,355	$15,511,914
Due to Manager	162,360	75,743
Accrued expenses and other liabilities	407,788	509,945
Deferred rental income	1,064,993	1,355,712

Total current liabilities	17,781,496	17,453,314

Non-current liabilities
Non-recourse long-term debt, net of current portion	18,067,469	30,257,777

Total Liabilities	35,848,965	47,711,091

Minority Interest	3,269,886	4,039,195

Commitments and contingencies (note 13)

Members' Equity
Manager	(462,926)	(401,837)
Additional Members	84,298,088	90,581,159
Accumulated other comprehensive income	3,220,410	3,591,721

Total Members' Equity	87,055,572	93,771,043

Total Liabilities and Members' Equity	$126,174,423	$145,521,329

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenue:
Rental income	$6,953,185	$6,292,705	$21,500,794	$19,695,208
Finance income	710,283	660,761	2,068,428	660,761
Income from investments in joint ventures	390,020	411,571	766,811	1,113,756
Net gain (loss) on sales of leased equipment	116,975	(26,668)	267,854	(30,364)
Net gain on foreign currency transactions	386,591	-	714,819	26,713
Interest and other income	182,881	127,139	337,029	442,947

Total revenue	8,739,935	7,465,508	25,655,735	21,909,021

Expenses:
General and administrative	166,676	45,264	807,660	325,342
Depreciation and amortization	5,280,441	5,939,428	17,236,992	18,532,736
Impairment loss	-	440,928	-	440,928
Management fees - Manager	500,527	521,492	1,552,791	1,418,902
Administrative expense reimbursements - Manager	237,360	251,041	628,643	755,802
Interest	497,929	694,383	1,619,146	2,262,348
Minority interest	78,171	10,254	235,197	31,890

Total expenses	6,761,104	7,902,790	22,080,429	23,767,948

Net income (loss)	$1,978,831	$(437,282)	$3,575,306	$(1,858,927)

Net income (loss) allocable to:
Additional Members	$1,959,043	$(432,909)	$3,539,553	$(1,840,338)
Manager	19,788	(4,373)	35,753	(18,589)

	$1,978,831	$(437,282)	$3,575,306	$(1,858,927)

Weighted average number of additional
member shares outstanding	148,550	148,811	148,624	148,930

Net income (loss) per weighted average
additional member share	$13.19	$(2.91)	$23.82	$(12.36)

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statement of Changes in Members' Equity
(unaudited)

				Accumulated
				Other	Total
	Additional	Additional	Managing	Comprehensive	Members'
	Member Shares	Members	Member	Income (Loss)	Equity
Opening balance, January 1, 2006	149,174	$105,724,368	$(252,770)	$(22,194)	$105,449,404

Additional member shares redeemed	(444)	(385,563)	-	-	(385,563)
Cash distributions to members	-	(12,805,418)	(129,348)	-	(12,934,766)
Change in valuation of interest rate
swap contracts	-	-	-	(243,456)	(243,456)
Change in valuation of warrants held
by a joint venture	-	-	-	538,072	538,072
Foreign currency translation adjustment	-	-	-	3,319,299	3,319,299
Net loss	-	(1,952,228)	(19,719)	-	(1,971,947)

Period ended, December 31, 2006	148,730	90,581,159	(401,837)	3,591,721	93,771,043

Additional member shares redeemed	(71)	(59,612)	-	-	(59,612)
Cash distributions to members	-	(3,196,955)	(32,292)	-	(3,229,247)
Change in valuation of interest rate
swap contracts	-	-	-	(164,805)	(164,805)
Change in valuation of warrants held
by a joint venture	-	-	-	(473,681)	(473,681)
Foreign currency translation adjustment	-	-	-	146,150	146,150
Net income	-	273,504	2,763	-	276,267

Period ended, March 31, 2007	148,659	87,598,096	(431,366)	3,099,385	90,266,115

Additional member shares redeemed	(56)	(48,797)	-	-	(48,797)
Cash distributions to members	-	(3,195,957)	(32,284)	-	(3,228,241)
Change in valuation of interest rate
swap contracts	-	-	-	30,297	30,297
Change in valuation of warrants held
by a joint venture	-	-	-	(16,242)	(16,242)
Foreign currency translation adjustment	-	-	-	121,667	121,667
Net income	-	1,307,006	13,202	-	1,320,208

Period ended, June 30, 2007	148,603	85,660,348	(450,448)	3,235,107	88,445,007

Additional member shares redeemed	(152)	(126,932)	-	-	(126,932)
Cash distributions to members	-	(3,194,371)	(32,266)	-	(3,226,637)
Change in valuation of interest rate
swap contracts	-	-	-	(107,241)	(107,241)
Change in valuation of warrants held
by a joint venture	-	-	-	(45,929)	(45,929)
Foreign currency translation adjustment	-	-	-	138,473	138,473
Net income	-	1,959,043	19,788	-	1,978,831

Period ended, September 30, 2007	148,451	$84,298,088	$(462,926)	$3,220,410	$87,055,572

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
Nine Months Ended September 30,
(unaudited)

	2007	2006
Cash flows from operating activities:
Net income (loss)	$3,575,306	$(1,858,927)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(13,176,000)	(13,176,000)
Finance income	(2,068,428)	(660,761)
Income from investments in joint ventures	(766,811)	(1,113,756)
Net (gain) loss on sales of equipment	(267,854)	30,364
Depreciation and amortization	17,236,992	18,532,736
Impairment loss	-	440,928
Interest expense on non-recourse financing paid directly
to lenders by lessees	1,620,133	2,221,559
Minority interest	235,197	31,890
Changes in operating assets and liabilities:
Collection of principal - finance receivables	2,916,631	583,417
Interest rate swap contracts	13,012	-
Due from Manager and affiliates	14,155	-
Other assets, net	2,666,463	(477,227)
Due to Manager	77,803	95,232
Accrued expenses and other liabilities	(131,320)	922,427
Deferred rental income	(290,719)	(165,616)

Net cash provided by operating activities	11,654,560	5,406,266

Cash flows from investing activities:
Purchase of equipment, net of security deposit assumed	(2,000,665)	(17,894,411)
Investment in financing facility	(3,325,507)	-
Investments in unguaranteed residual values	-	(782,177)
Investments in joint ventures	(7,933,833)	-
Proceeds from sales of equipment and unguaranteed residual values	1,272,665	2,580,117
Distributions received from joint ventures	11,752,505	1,324,900
Restricted cash provided	-	733,792

Net cash used in investing activities	(234,835)	(14,037,779)

Cash flows from financing activities:
Cash distributions to members	(9,684,125)	(9,704,613)
Distributions to minority interest holders in joint ventures	(1,004,506)	(354,010)
Minority interest holders contribution in joint venture	-	2,000,000
Additional member shares redeemed	(235,341)	(376,417)

Net cash used in financing activities	(10,923,972)	(8,435,040)

Effects of exchange rates on cash and cash equivalents	777	(158,878)

Net increase (decrease) in cash and cash equivalents	496,530	(17,225,431)
Cash and cash equivalents, beginning of the period	5,685,688	24,242,517

Cash and cash equivalents, end of the period	$6,182,218	$7,017,086

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
Nine Months Ended September 30,
(unaudited)

	2007	2006
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$ -

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on long term debt
directly to lenders by lessees	$13,176,000	$ 13,176,000
Transfer of leased equipment at cost to equipment held for
sale or lease, net	$639,495	$ -
Transfer from restricted cash to leased equipment at cost	$ -	$ 1,599,797
Transfer from investments in unguaranteed residual values to
leased equipment at cost	$398,239	$ 382,209
Transfer from leased equipment at cost to net investment
in finance leases	$-	$ 13,695,359

Transactions with Related Parties

In accordance with the terms of Fund Ten’s Operating Agreement, Fund Ten pays or paid the Manager (i) management fees ranging from 1% to 7% based on a percentage of the rental payments recognized either directly by Fund Ten or through its joint ventures and (ii) formation fees of 6.5% based upon the gross proceeds from the sale of shares to additional members.  In addition, the Manager is reimbursed for administrative expenses incurred in connection with Fund Ten’s operations.

The Manager performs certain services relating to the management of Fund Ten’s equipment leasing activities. Such services include collecting lease payments from lessees, re-leasing off-lease equipment, inspecting equipment, communicating with and supervising lessees to assure that the equipment is being properly operated and maintained, monitoring the lessees’ performance of their lease obligations and paying operating expenses.

Administrative expense reimbursements are costs incurred by the Manager that are necessary to Fund Ten’s operations.  These costs include the Manager’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to Fund Ten based upon the percentage of time such personnel dedicate to Fund Ten.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the Manager or expenses for rent, depreciation or utilities of the Manager.

The Manager also has a 1% interest in Fund Ten’s profits, losses, distributions and liquidation proceeds.  Fund Ten paid distributions to the Manager of $96,842 for the nine months ended September 30, 2007. The Manager’s interest in Fund Ten’s net income and loss for the three months ended September 30, 2007 and 2006 was $19,788 and $(4,373), respectively.  The Manager’s interest in Fund Ten’s net income and loss for the nine months ended September 30, 2007 and 2006 was $35,753 and $(18,589), respectively.

Fees and other expenses paid or accrued by Fund Ten to the Manager for the three and nine months ended September 30, 2007 and 2006, were as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	$500,527	$521,492	$1,552,791	$1,418,902
Management fees (1)	237,360	251,041	628,643	755,802
Administrative expense reimbursements (1)
	$737,887	$772,533	$2,181,434	$2,174,704

(1) Charged directly to operations.

Your participation in Fund Ten is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp., Manager

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws.  Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

*Members may obtain a summary of administrative expense reimbursements upon request.

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconcapital.com
or
• Visiting www.sec.gov
or
• Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Fund Ten’s expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available upon your request.